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                                                                     Exhibit 4.5

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

                            WARRANT TO PURCHASE STOCK

Company: Picis, Inc., a Delaware corporation

Number of Shares: 30,000, subject to adjustment

Class of Stock: Common Stock, $0.01 par value per share

Warrant Price: $4.25, subject to adjustment

Issue Date: June 30, 2006

Expiration Date: June 30, 2013

Credit Facility:   This Warrant is issued in connection with that certain Fourth
                   Loan Modification Agreement, of even date herewith, to that certain Amended and Restated Loan and Security Agreement dated as of July 28, 2004, among Silicon Valley Bank, the
                   Company, Picis US, Inc. (f/k/a Medical Systems Management,
                   Inc.), Picis (Wisconsin), Inc. and Ibex Healthdata Systems,
                   Inc.

     THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (Silicon Valley Bank, together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, is referred to hereinafter as "Holder") is entitled to purchase the number of fully paid and nonassessable shares (the "Shares") of the class of securities (the "Class") of the above-named company (the "Company") at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to
Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1 EXERCISE.

     1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire

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transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

     1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon such exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

     1.3 FAIR MARKET VALUE. If the Company's common stock is traded in a public market and the Shares are common stock, the fair market value of a Share shall be the closing price of a share of common stock reported for the business day immediately before Holder delivers this Warrant together with its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company's initial public offering ("IPO"), the "price to public" per share price specified in the final prospectus relating to such offering). If the Company's common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its good faith judgment.

     1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6 TREATMENT OF WARRANT UPON ACQUISITION OF COMPANY.

          1.6.1 "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, merger or sale of outstanding capital stock of the Company where the holders of the Company's securities before the transaction beneficially own less than a majority of the outstanding voting securities of the surviving entity after the transaction, except for changes of ownership arising from additional equity financing rounds for capital raising purposes.

          1.6.2 TREATMENT OF WARRANT AT ACQUISITION. Upon the closing of any Acquisition (other than an Acquisition in which the consideration received by the Company's stockholders consists solely of cash and/or cash equivalents), and as a condition precedent thereto, the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities and property as would be payable for the


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Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly, and the Warrant Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof. Upon the closing of any Acquisition in which the consideration received by the Company's stockholders consists solely of cash and/or cash equivalents, then, to the extent not exercised or converted on or before the closing of such Acquisition, this Warrant shall terminate and be of no further force or effect.

ARTICLE 2 ADJUSTMENTS TO THE SHARES.

     2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on the outstanding shares of the Class payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of common stock into which the one share of the Class is convertible, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

     2.2 RECLASSIFICATION, EXCHANGE, COMBINATIONS OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 [RESERVED]

     2.4 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the


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Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.5 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

     2.6 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3 REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Holder as follows:

                    (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of a share of the Company's common stock as most recently determined by the Company's Board of Directors.

                    (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                    (c) The Company's summary capitalization table attached hereto as SCHEDULE 1, is true and complete as of the Issue Date.

     3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon the outstanding shares of the same class and series as the Shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription or sale pro rata to the holders of the outstanding shares of the same class and series as the Shares any additional shares of any class or series of the Company's stock; (c) to effect any reclassification, reorganization or recapitalization of any of its stock; (d) to effect an Acquisition or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of shares of the


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same class and series as the Shares will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of shares of the same class and series as the Shares will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Company agrees that the Shares issued and issuable upon exercise or conversion hereof shall have certain incidental, or "Piggyback," and S-3 registration rights pursuant to and as set forth in Article VIII (other than Section 8.1 thereunder) of that certain Stockholders Agreement dated as of July 14, 2005 among the Company and the stockholders of the Company named therein, as amended (the "Stockholders Agreement). Upon any exercise or conversion of this Warrant, Holder agrees to execute a counterpart signature page to, and become a party to, the Stockholders Agreement as a Stockholder (as defined therein) thereunder for purposes of said Article VIII (excluding Section 8.1 thereunder) and Articles X
- XIV thereof. The foregoing referenced provisions of the Stockholders Agreement in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder.

     3.4 NO SHAREHOLDER RIGHTS. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

     3.5 CERTAIN INFORMATION. Upon the reasonable request of Holder from time to time prior the Expiration Date, the Company agrees to provide Holder with such information as is necessary for Holder to comply with regulatory, accounting and reporting requirements applicable to Holder.

ARTICLE 4 REPRESENTATIONS, WARRANTIES OF THE HOLDER.

     The Holder represents and warrants to the Company as follows:

     4.1 PURCHASE FOR OWN ACCOUNT This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

     4.2 DISCLOSURE OF INFORMATION. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without


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unreasonable effort or expense) necessary to verify any information furnished to
Holder or to which Holder has access.

     4.3 INVESTMENT EXPERIENCE. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

     4.4 ACCREDITED INVESTOR STATUS. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

     4.5 THE ACT. Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5 MISCELLANEOUS.

     5.1 TERM. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

     5.2 LEGENDS. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

          THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE COMPANY TO SILICON VALLEY BANK DATED AS OF JUNE ___, 2006, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

     5.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part


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without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Holder's parent company) or any other affiliate of Holder, provided that any such transferee is an "accredited investor" as defined in Regulation D promulgated under the Act.

     5.4 TRANSFER PROCEDURE. After receipt by Silicon Valley Bank ("Bank") of the executed Warrant, Bank will transfer all of this Warrant to SVB Financial Group, Holder's parent company, by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Article 5.3 and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any supplier or customer or competitor of the Company, unless, in any such case, the stock of the Company is publicly traded; provided, that the foregoing restriction shall not restrict or prohibit Holder from transferring this Warrant or any Shares to any bank or other financial institution or private equity fund.

     5.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such holder from time to time. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

               SVB Financial Group
               Attn: Treasury Department
               3003 Tasman Drive, HA 200
               Santa Clara, CA 95054
               Telephone: 408-654-7400
               Facsimile: 408-496-2405

     Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

               Picis, Inc.
               Attn: Scott Lentz, Chief Financial Officer
               200 Quannapowitt Parkway
               Wakefield, MA 01880
               Telephone: ________________
               Facsimile: _________________


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     5.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     5.7 ATTORNEY'S FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     5.8 AUTOMATIC CONVERSION UPON EXPIRATION. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to
Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.

     5.9 COUNTERPARTS. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

     5.10 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]
                            [SIGNATURE PAGE FOLLOWS]


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                                        "COMPANY"

                                        PICIS, INC.


                                        By: /s/ Todd C. Cozzens
                                            ------------------------------------

                                        Name: Todd Cozzens
                                              ----------------------------------
                                              (Print)

                                        Title:
                                               ---------------------------------


                                        "HOLDER"

                                        SILICON VALLEY BANK


                                        By: /s/ Michael Tramack
                                            ------------------------------------

                                        Name: Michael Tramack
                                              ----------------------------------
                                              (Print)

                                        Title: Senior Vice President
                                               ---------------------------------



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                                   APPENDIX 1

                               NOTICE OF EXERCISE

     1. Holder elects to purchase _________ shares of the Common/Series _______ Preferred [strike one] Stock of ______________ pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

          [or]

     1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for __________________ of the Shares covered by the Warrant.

          [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing the shares in the name specified below:

          ___________________________
          Holders Name

          ___________________________

          ___________________________
          (Address)

     3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

                                        HOLDER:

                                        ----------------------------------------


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        (Date):
                                                --------------------------------